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                                                                     EXHIBIT 3.1

                           CERTIFICATE OF AMENDMENT
                                    OF THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                            IROQUOIS BANCORP, INC.

               UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

    The undersigned, being respectively the President and Secretary of IROQUOIS BANCORP, INC. (the "Corporation"), hereby certify:

    1.      The name of the Corporation is IROQUOIS BANCORP, INC.

    2. The Certificate of Incorporation was filed by the Department of State on March 21, 1989.

    3. The Certificate of Incorporation, as now in full force and effect, is hereby amended to effect the following change as authorized by Section 801 of the Business Corporation Law:

    To increase the number of authorized shares of common stock from 3,000,000 shares to 6,000,000 shares. The Paragraph designated "4.A." in the Certificate of Incorporation is hereby amended to read in its entirety as follows:

            4.      Capital Stock. The authorized capital stock of this
                    --------------
            Corporation shall consist of Nine Million (9,000,000) shares of common and serial preferred stock, which shall be classified as follows:

            A. Six Million (6,000,000) shares of the capital stock shall be designated as shares of Common Stock, par value One Dollar ($1.00) per share.

    4. This Amendment to the Certificate of Incorporation was authorized by the unanimous vote of the Board of Directors followed by vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.
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    IN WITNESS WHEREOF, we have signed this Certificate of Amendment this 23rd day of July, 1996 and hereby affirm the truth of the statements contained herein under penalty of perjury.




                                        /s/ Richard D. Callahan
                                        -------------------------------
                                        Richard D. Callahan, President



                                        /s/ James H. Paul
                                        -------------------------------
                                        James H. Paul, Secretary



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